                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party Other Than the Registrant  [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                        BANKUNITED FINANCIAL CORPORATION
                        --------------------------------
       (Name of Registrant as Specified in Its Articles of Incorporation)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
                                                                         -------

     2)   Aggregate number of securities to which transaction applies:
                                                                      ----------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                             -----------------------------------

     4) Proposed maximum aggregate value of transaction (set forth the amount on which the filing fee is calculated and state how it was determined):
                      ----------------------------------------------------------

     5)   Total fee paid:
                         -------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 -----------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
                                                       -------------------------
     3)   Filing Party:
                       ---------------------------------------------------------
     4)   Date Filed:
                     -----------------------------------------------------------

                                [BankUnited logo]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         FOR WEDNESDAY, JANUARY 29, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of BankUnited Financial Corporation (the "Company") will be held at the Weston Hills Country Club, 2600 Country Club Way, Weston, Florida on Wednesday, January 29, 2003 at 11:00 a.m., for the following purposes:

     (1) To elect three Class I directors to serve until 2006 and to elect one Class II director to serve until 2004; and

     (2) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

     Pursuant to the Company's Bylaws, the Company's Board of Directors has fixed the close of business on December 17, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                              By Order of the Board of Directors

                                              LAWRENCE H. BLUM
                                              Secretary

Coral Gables, Florida
December 30, 2002

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                        BANKUNITED FINANCIAL CORPORATION
                255 Alhambra Circle . Coral Gables, Florida 33134
                            Telephone: (305) 569-2000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
             to be held at 11:00 a.m. on Wednesday, January 29, 2003
                        at the Weston Hills Country Club
                              2600 Country Club Way
                                 Weston, Florida

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders of BankUnited Financial Corporation (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on January 29, 2003 (the "Annual Meeting"). The Company's Board of Directors (the "Board" or "Board of Directors") is soliciting proxies for use at the Annual Meeting and at any postponements or adjournments thereof. This Proxy Statement describes the matters to be considered at the Annual Meeting and, together with the proxy card and accompanying reports, will be mailed to the Company's stockholders on or about December 30, 2002.

                       VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting

     Proxies which are received by the Company prior to the Annual Meeting and not revoked prior to use will be voted at the Annual Meeting as instructed thereon. Proxies must be in the accompanying form and properly executed. Executed proxies with no instructions indicated thereon will be voted FOR the election of three Class I directors and one Class II director as described below under "Election of Directors."

     The Company has not received notice of any stockholder proposals to be presented at the Annual Meeting prior to the deadline for submission of such proposals as indicated in the Company's Proxy Statement for the 2002 Annual Meeting. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies on such matters in accordance with their judgment.

Revocation of Proxies

     A proxy may be revoked at any time prior to the use of such proxy in voting. Any stockholder may revoke a proxy delivered pursuant to this solicitation by delivery of written notice to the Secretary of the Company, by submission of a later-dated proxy card, or by voting in person at the Annual Meeting.

Record Date; Stockholders Entitled to Vote at Annual Meeting

     Holders of record of the Company's Class A Common Stock, Class B Common Stock and Series B Preferred Stock at the close of business on December 17, 2002 (the "Record Date") are entitled to notice of and to vote together on the proposal submitted to the stockholders at the Annual Meeting and any postponements or adjournments thereof.

     Each share of Class A Common Stock is entitled to one-tenth of one vote, each share of Class B Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to two and one-half votes. As of the Record Date, 24,756,216 shares of Class A Common Stock, 564,162 shares of Class B Common Stock, and 697,287 shares of Series B Preferred Stock were outstanding.

Quorum; Adjournment; Vote Required for Approval

     The presence of a quorum at the Annual Meeting will be necessary for action on the proposal. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     Under applicable Florida law and the provisions of the Company's Articles of Incorporation and Bylaws, the directors nominated for election to the Board, as described under Proposal One, "Election of Directors," must each be elected by the affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Votes withheld for one or more nominees for director and broker non-votes will not be considered affirmative votes for this purpose. An automated system administered by the Company's transfer agent will tabulate the votes for the Annual Meeting.

Solicitation

     The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation of proxies. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, facsimile or telegram. Such persons will receive no additional compensation. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

     A copy of the Company's 2002 Summary Annual Report to stockholders and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (the "Form 10-K") are being mailed to stockholders with this Proxy Statement. The Form 10-K was filed with the Securities and Exchange Commission (the "Commission") on December 30, 2002 and includes the consolidated financial statements of the Company for its 2002 fiscal year.

                                  PROPOSAL ONE
                                  ------------

                              ELECTION OF DIRECTORS

     The Board of Directors consists of eight members divided among Class I, Class II and Class III. Pursuant to the Company's Bylaws, the directors of each class serve for a three-year term, with the term of one class expiring at each annual meeting of stockholders. The Board of Directors may elect a new director to the Board during any fiscal year, but that director may serve only until the next annual meeting of stockholders, at which time he or she must be elected by the stockholders in order to continue to serve on the Board.

     At the Annual Meeting, the term of the three directors currently serving in Class I will expire, and the Board has nominated these directors for reelection to a new term ending in 2006. The first Class I nominee, Marc Jacobson, was elected by the stockholders at previous annual meetings. The other two Class I nominees, Mr. Hardy C. Katz and Mr. Ramiro A. Ortiz, were appointed to the Board to serve in Class I on March 8, 2002 and August 28, 2002, respectively. Marc Lipsitz, who previously served as a director in Class I, resigned from the Board effective September 25, 2002, to assist the Company in its efforts to increase the independence of its Board of Directors. See "Certain Relationships and Related Transactions" for a discussion of relationships affecting Mr. Lipsitz's ability to qualify as independent. Mr. Lipsitz had served on the Board since 1996. Mr. Edward L. Pinckney was appointed by the Board on May 22, 2002 to serve in Class II, and has been nominated for reelection to serve in Class II with a term ending in 2004.

     Information about each nominee for director and each continuing director is provided on the following pages. The shares shown on the enclosed proxy card, if the proxy card is returned properly executed, will be voted for the election of each of the nominees proposed by the Board of Directors whose name appears below, unless the proxy card is marked to indicate that authorization is expressly withheld. Each of the nominees for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee, however, becomes unavailable for any reason, or if a vacancy occurs before the election (which event is not now anticipated), the shares as to which a proxy is granted will be voted, at the discretion of the proxies, for substitute nominees named by the Board.

     The table describes the periods during which each director has served as a director of the Company or BankUnited, FSB ("BankUnited"), a wholly owned subsidiary of the Company. The table also describes the director's positions and offices, if any, with the Company and BankUnited, and his or her principal occupation or employment for the past five years or more.

                         Information About the Nominees
                         ------------------------------

                                                                                                   If
                                                                                                 Elected,
                                                                                                 Term as
                         Name, Age, Principal Occupation,                           Director    Director
                       Directorships and Business Experience                         Since       Expires
                       -------------------------------------                        --------    --------
The persons nominated as Class I directors are:
----------------------------------------------

Marc D. Jacobson:   Age 60                                                           1984        2006
     Director (1993 to present) and Secretary (1993 to 1997) of the Company;
     Director (1984 to present) and Secretary (1985 to 1996) of BankUnited;
     Senior Vice President of Head-Beckham AmerInsurance Agency, Inc., and its
     predecessor, Head-Beckham Insurance Agency, Inc. (1990 to present).

Hardy C. Katz:    Age 61                                                             2002        2006
     Director of the Company and BankUnited (March 2002 to present); Vice
     President of Finance, Communications and Show Management, Inc., a trade show marketing and management company, and Industry Publishers, Inc. (1972 to present).

Ramiro A. Ortiz:   Age 52                                                            2002        2006
     Director, President and Chief Operating Officer of the Company and
     BankUnited (August 2002 to present); Chairman, President (1996 to August
     2002), Chief Executive Officer (January 2002 to August 2002), and Executive
     Vice President of Community Banking (1987 to 1996) of SunTrust Bank, Miami;
     Chairman of the Greater Miami Chamber of Commerce (2001 to 2002); Campaign
     Co-Chair of the United Way of Dade County (1999).

The person nominated as a Class II director is:
----------------------------------------------

Edward L. Pinckney:   Age 39                                                         2002        2004
     Director of the Company and BankUnited (May 2002 to present); Television and Radio Broadcaster and Commentator for ESPN and the Miami Heat (1997 to
     present); Manager and Coach of the Miami Pro Summer League, L.C. (2000 to
     present); Professional basketball player (1985 to 1997); Private investor in Miami, Florida (1998 to present).


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Information About the Continuing Members of the Board of Directors
------------------------------------------------------------------

                                                                                                 Term as
                         Name, Age, Principal Occupation,                           Director    Director
                       Directorships and Business Experience                          Since      Expires
                       -------------------------------------                        --------    --------
The directors who are not currently standing for election are:
-------------------------------------------------------------

Current Class II Directors:
--------------------------

Lawrence H. Blum:  Age 59                                                            1984        2004

         Director and Vice Chairman of the Board of the Company (1993 to present); Director and Vice Chairman of the Board (1984 to present) and Secretary (September 2002 to present) of BankUnited; Managing Director
         (1992 to  present)  and partner  (1974 to  present) of Rachlin,  Cohen &
         Holtz, certified public accountants.

Current Class III Directors:
---------------------------

Allen M. Bernkrant:  Age 72                                                          1985        2005
     Director of the Company (1993 to present) and BankUnited (1985 to present);
     Private investor in Miami, Florida (1990 to present).

Alfred R. Camner:  Age 58                                                            1984        2005
     Director, Chairman of the Board and Chief Executive Officer (1993 to
     present), President (1993 to 1998, 2001 to 2002) and Chief Operating
     Officer (2001 to 2002) of the Company; Director, Chairman of the Board and
     Chief Executive Officer (1984 to present), President (1984 to 1993, 1994 to
     1998, 2001 to 2002), and Chief Operating Officer (2001 to 2002) of
     BankUnited; Senior Managing Director (1996 to present) of Camner, Lipsitz and Poller, Professional Association, attorneys-at-law; General Counsel to
     CSF Holdings, Inc. and its subsidiary, Citizens Federal Bank (1973 to
     1996); Director, Executive Committee member, Loan America Financial
     Corporation (1985 to 1994).

Neil H. Messinger, M.D.:  Age 64                                                      1996        2005
     Director of the Company and BankUnited (1996 to present); Radiologist;
     President of Radiological Associates, Professional Association (1986 to
     present); Chairman of Imaging Services of Baptist Hospital (1986 to
     present).

Meetings and Committees of the Board of Directors

     The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, including the power to formulate plans, policies and programs for the management, operation and development of the Company and BankUnited. During the 2002 fiscal year, the Executive Committee also recommended nominees for election as directors. Alfred
R. Camner, Lawrence H. Blum and Neil H. Messinger serve on the Executive Committee of the Company's Board. During fiscal 2002, the Company's Executive Committee met twice.

     During fiscal 2002, the Compensation Committee determined and approved the compensation of the Chairman of the Board and Chief Executive Officer, the Vice Chairman of the Board, the President and Chief Operating Officer and the former Executive Vice Chairman of the Board, and recommended such compensation to the Board of Directors. The Committee also determined and approved incentive compensation for the other senior and executive officers. The members of the Compensation Committee are Allen M. Bernkrant, Neil H. Messinger and Hardy C. Katz, who was appointed to the Committee in March 2002. The Compensation Committee had six meetings in fiscal 2002.

     The Audit Committee's responsibility is to monitor and oversee management's functions with regard to the Company's internal controls and the financial reporting process and the independent auditors' performance of an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon. Allen M. Bernkrant, Neil H. Messinger and Hardy C. Katz make up the Board's Audit Committee. The current members of the Audit Committee are not officers or employees of the Company or its subsidiaries, and do not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The members of the Audit Committee are independent directors, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Audit Committee had four formal meetings in fiscal 2002 and conferred on a regular basis to review interim and internal audit reports.

     The Company's Board of Directors held 12 meetings during fiscal 2002. Each continuing director and the current directors nominated for reelection attended at least 75% of all meetings of the Company's Board and of all meetings of the Committees on which he served during the period in which the director was a member. Mehdi Ghomeshi, the former Executive Vice Chairman of the Board, attended fewer than 75% of such meetings and resigned from all positions with the Company in November 2002.

Compensation of Directors

     Each director who served on the Company's Board or BankUnited's Board during fiscal 2002 received a fee for each Board meeting. Directors who were members of the Boards of both the Company and BankUnited's Boards received a fee for each joint meeting of the Boards of $1,400 cash for meetings prior to December 2001, and $1,700 cash for meetings thereafter. Except for the Chairman of the Board and Chief Executive Officer, the former Executive Vice Chairman and the President and Chief Operating Officer, each director also received an option to purchase 500 shares of Class A Common Stock for each Board meeting. If the director was a member of only the Board of the Company or the Board of BankUnited, but not both, or if the meeting was a meeting of the Board of the Company or the Board of BankUnited, but not both, the fee paid consisted of $1,300 cash prior to December 2001, and $1,600 cash thereafter and an option to purchase 500 shares of Class A Common Stock. If any director of the Company or BankUnited had more than two unexcused absences from Board meetings during fiscal 2002, that director thereafter received fees only for those meetings which he or she attended. Upon the resignation of Marc Lipsitz from the Board in September 2002, the Board, in recognition and gratitude for his service to the Company and BankUnited, approved and authorized the payment to him for one year following his resignation, of an amount equal to the cash fee of $1,300 per month that he was receiving for service as a director at the time of his resignation.

     During fiscal 2002, non-employee directors who were members of a Board committee or of BankUnited's Community Reinvestment Act Committee received an additional fee per committee meeting attended. The fee for committee meetings is $600 per hour, with a minimum fee of $300 for one-half-hour or less, and an option to purchase 150 shares of Class A Common Stock. Effective December 2001, the Board approved an increase in Audit Committee fees from $600 per hour to $1,000 per hour for each meeting, with a minimum of $500 for one-half hour or less.

                             EXECUTIVE COMPENSATION

Annual Compensation

         The following table describes the compensation earned by the Chief Executive Officer, and the other four most highly compensated executive officers of the Company and BankUnited, each of whose total annual salary and bonus exceeded $100,000 during fiscal 2002 (the "named executive officers").

                           Summary Compensation Table

                                                                               Long Term Compensation
                                                                        ----------------------------------
                                           Annual Compensation                        Awards
                                  ------------------------------------  ----------------------------------
                                                                                             Securities
  Name and Principal     Fiscal                           Other Annual  Restricted Stock     Underlying        All Other
         Position         Year    Salary     Bonus(A)     Compensation       Awards         Options (#)(B)   Compensation
-----------------------   ----    ------     --------     ------------  ----------------    --------------   ------------
Alfred R. Camner          2002   $337,500   $1,278,800(C)   $29,227       $751,233(D)         130,176         $85,222(E)
  Chairman of the Board
  and Chief Executive     2001   $479,167   $  528,000      $11,916       $617,254(D)         150,000         $84,793
  Officer of the Company
  and BankUnited          2000   $366,667   $  400,000      $16,500       $100,001(D)          75,000         $88,280


Janette L. Davis          2002   $196,250   $  128,000          - -       $ 35,868(F)          30,000         $ 7,866(G)
  Senior Executive Vice
  President, Consumer     2001   $160,833   $  100,000          - -       $ 15,525(F)          35,000         $ 8,363
  Banking, of BankUnited
                          2000   $140,000   $   80,000                    $  7,500(F)          30,000         $10,463


Humberto L. Lopez         2002   $196,250   $  128,000          - -       $ 73,444(H)          30,000         $ 6,619(J)
  Senior Executive Vice
  President, Chief        2001   $158,542   $  100,000          - -       $ 15,525(H)          30,000         $ 8,885
  Financial Officer,
  of the Company and      2000   $139,604   $   70,000          - -       $  6,000(H)          15,000         $ 9,592
  BankUnited

Vincent F. Post, Jr.      2002   $189,167   $  142,000          - -       $ 37,576(K)          30,000         $ 8,234(L)
  Senior Executive Vice
  President, Commercial   2001   $157,500   $   70,000          - -       $ 15,525(K)          35,000         $ 8,213
  Banking, of BankUnited
                          2000   $141,667   $   80,000          - -       $  7,500(K)          30,000         $10,463


Mehdi Ghomeshi            2002   $343,333          - -          - -            - -                - -         $31,685(N)
* Former Executive Vice
  Chairman of the Board   2001   $416,667   $  285,000          - -       $555,623(M)             - -         $39,794
  of the Company and
  BankUnited              2000   $366,667   $  335,000          - -       $  75,00(M)           75,000        $46,769

#   Number of shares granted.
*   Resigned 11/25/02.

(A) Annual bonuses are generally paid in the first quarter of each fiscal year, for services rendered during the previous fiscal year. Previously, the Summary Compensation Table has reported bonuses in the fiscal year in which they were paid. The current table reflects a change in methodology to report all bonuses in the fiscal year in which the services were rendered, even though the bonus may have been paid in the following fiscal year. Because the Company has increased its use of performance-based compensation that requires evaluation after the expiration of the performance period (e.g., a fiscal year) of whether pre-set performance goals have been met, this methodology will better identify compensation in relation to the period in which the underlying services are rendered. Bonuses paid in the form of restricted stock are included at their fair market value on the dates of grant and reported in the "Restricted Stock Awards" column.

(B) All information provided relates to option grants. The securities underlying options are shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock, and each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock. Options are reported in the table for the year in which they are granted.

(C) Mr. Camner agreed to forego one-half of his salary for fiscal 2002 and agreed to accept instead the opportunity to earn performance-based compensation for the third and fourth fiscal quarters that would be paid only if performance goals were met for each specified period. See "Report on Executive Compensation." The entry under the "Bonus" column for 2002 includes the performance-based cash compensation that was earned for each of the third and fourth fiscal quarters. The entry also includes the annual bonus earned based upon the achievement of performance goals set in December 2001 for fiscal 2002.

(D) Includes, for fiscal 2002, awards of 65,000 shares of restricted Series B Preferred Stock, of which 3,250 shares were vested at the end of the fiscal year. The value shown is the fair market value on the date of grant, net of consideration paid in the form of 19,853 shares of restricted Series B Preferred Stock and 10,667 shares of restricted Class A Common Stock, that were surrendered at fair market value by Mr. Camner in connection with the award. The shares subject to this award of restricted stock are subject to being earned each quarter over an eight-quarter period from the date of grant if specified performance goals are achieved, and, once earned, vest thereafter over a period of four to five years. Includes, for fiscal 2001, 6,518 shares of restricted Series B Preferred Stock, and 70,000 shares of restricted Class A Common Stock (subsequently surrendered and replaced with 46,794 shares of restricted Series B Preferred Stock) of which 31,196 shares were still restricted at the end of fiscal 2002. These shares of restricted stock vest over a period of five years from the date of grant. Includes, for fiscal 2000, 13,334 shares of restricted Class A Common Stock, of which 2,667 shares vested in 2001 and 10,667 shares were surrendered and cancelled in 2002. At the end of fiscal 2002, the officer's aggregate restricted stock holdings had a fair market value of $2,217,655. Dividends may be paid on the shares of restricted stock. The table excludes 150,000 shares of long-term performance-based restricted Series B Preferred Stock granted in fiscal 2003, which are subject to being earned by the achievement of performance goals in future periods and, once earned, to vesting based on continued service over future periods. Dividends will not be paid or accrued on such shares unless and until they are earned.

(E) Includes $60,671 in insurance premiums, Company contributions of $4,751 to the 401(k) Profit Sharing Plan and $19,800 in cash directors' fees.

(F) Includes awards of 2,100 shares, 1,150 shares and 1,000 shares of restricted Class A Common Stock for the 2002, 2001 and 2000 fiscal years, respectively, which vest pro-rata over five or six years from the date of grant. At the end of fiscal 2002, Ms. Davis had an aggregate of 1,950 shares of restricted stock with a fair market value of $31,103. Dividends may be paid on the restricted stock.

(G)  Reflects Company contributions of $7,866 to the 401(k) Profit Sharing Plan.

(H) Includes awards of 4,300 shares, 1,150 shares and 800 shares of restricted Class A Common Stock for the 2002, 2001 and 2000 fiscal years, respectively, which vest pro rata over five or six years from the date of grant. At the end of fiscal 2002, Mr. Lopez had 1,790 shares of restricted stock with a fair market value of $28,550. Dividends may be paid on the restricted stock.

(I)  [Intentionally omitted.]

(J)  Includes Company contributions of $6,619 to the 401(k) Profit Sharing Plan.

(K) Includes awards of 2,200 shares, 1,150 shares and 1,000 shares of restricted Class A Common Stock for the 2002, 2001 and 2000 fiscal years, respectively, which vest pro-rata over five or six years from the date of grant. At the end of fiscal 2002, Mr. Post had 1,950 shares of restricted stock with a fair market value of $31,103. Dividends may be paid on the restricted stock.

(L)  Includes Company contributions of $8,234 to the 401(k) Profit Sharing Plan.

(M) Includes awards of 75,185 shares, 80,000 shares and 8,000 shares of restricted Class A Common Stock which were granted for the 2001, 2000 and 1999 fiscal years, respectively, which vest over a period of five years from the date of grant. At the end of fiscal 2002, Mr. Ghomeshi had 63,052 shares of restricted stock with a fair market value of $1,005,679. Any remaining shares of restricted stock were cancelled upon Mr. Ghomeshi's resignation.

(N) Includes $15,119 in insurance premiums, Company contributions of $3,566 to the 401(k) Profit Sharing Plan and $13,000 in cash directors' fees. Excludes $684,752, which, although not reflected in the Company's financial statements, is the amount representing the market value of 95,667 shares of the Company's Class A Common Stock underlying Mr. Ghomeshi's unvested stock options on the date of Mr. Ghomeshi's resignation, less the aggregate exercise price of such stock options. Such unvested options were accelerated for reasons of disability in accordance with the terms of the Company's 1996 Incentive Compensation and Stock Award Plan (the "1996 Plan"), and deemed fully vested upon Mr. Ghomeshi's resignation. Also excludes an estimated $15,240 in COBRA insurance premiums which the Company expects to pay pursuant to its agreement with Mr. Ghomeshi for one year following the date of his resignation.

 Compensation Pursuant to Plans

     2002 Stock Option Grants. The following table provides details about stock options granted to the named executive officers during fiscal 2002. In addition, in accordance with the rules of the Commission, the table describes the hypothetical gains that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation. The actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock, overall stock market conditions, and the named executive officer's continued employment with the Company and BankUnited. As a result, the amounts reflected in this table may not necessarily be achieved.

                      OPTION GRANTS IN LAST FISCAL YEAR (A)

                                        Individual  Grants
                            -------------------------------------------------------------
                                                                   Percent                                  Potential Realizable
                                     No. of Securities             of Total                                Value at Assumed Annual
                                  Underlying Options Granted       Options       Exercise                   Rates of Stock Price
                            -----------------------------------   Granted to      or Base               Appreciation for Option Term
                            Class A      Class B      Series B   Employees in     Price     Expiration  ----------------------------
       Name                 Common #     Common #   Preferred #   Fiscal Year   Per Share      Date          5%            10%
-------------------         --------     --------   -----------  ------------   ---------   ----------       --            ---
Alfred R. Camner             30,697                                   5.20%      $13.500     10/23/11    $  260,620    $  660,462
                                                       99,479        16.86%      $20.195     10/23/11    $1,263,414    $3,201,739
Janette L. Davis             30,000                                   5.08%      $13.500     10/23/11    $  254,702    $  645,466
Humberto L. Lopez            30,000                                   5.08%      $13.500     10/23/11    $  254,702    $  645,466
Vincent F. Post, Jr.         30,000                                   5.08%      $13.500     10/23/11    $  254,702    $  645,466
Mehdi Ghomeshi (B)              - -         - -           - -           - -          - -          - -           - -           - -

-----------
#- Number of shares underlying options granted.

(A) The options permit the holder to purchase the specified number of shares at an exercise price which is at least the fair market value of the underlying stock on the date of grant. The options have terms of 10 years from the original date of grant but may terminate sooner upon termination of the holder's employment or service with the Company or BankUnited. The options vest and become exercisable over a period of five years from the date of grant, but become fully vested and immediately exercisable upon the death or disability of the optionee, or a change in control of the Company. In addition, pursuant to his employment agreements with the Company and BankUnited, options granted to Alfred Camner may become fully vested and immediately exercisable upon his termination by the Company in certain circumstances. The options were granted in fiscal 2002 for services rendered during fiscal 2001. Options are transferable by will or the laws of descent or distribution, pursuant to the designation of a beneficiary, or as approved by the Compensation Committee of the Company in its sole discretion.

(B) No options were granted to Mr. Ghomeshi during fiscal 2002. Mr. Ghomeshi's unvested options, however, were accelerated to full vesting for reasons of disability in accordance with the terms of the Company's 1996 Plan upon his resignation in November 2002.

     2002 Stock Option Exercises. The named executive officers exercised stock options during the 2002 fiscal year as follows:

                Option Exercises and Fiscal Year-End Option Value

                                                                 Number of Securities               Value of
                                                                      Underlying                  Unexercised
                                                                      Unexercised                 In-the-Money
                                                                        Options                     Options
                                                                at September 30, 2002 (#)   At September 30, 2002 ($)
                           Shares Acquired                     ---------------------------  -------------------------
      Name                 On Exercise(#)  Value Realized ($)  Exercisable  Unexercisable   Exercisable  Unexercisable
--------------------       --------------- ------------------  -----------  -------------   -----------  -------------
Alfred R. Camner                    36,783          $ 425,846      930,171        311,842   $17,844,517     $5,892,540

Humberto L. Lopez                        -                  -       21,533         64,967   $   343,451     $1,036,224

Janette L. Davis                         -                  -       28,533         77,967   $   455,101     $1,243,574

Vincent F. Post, Jr.                26,533           $223,588        1,000         77,967   $    15,950     $1,243,574

Mehdi Ghomeshi                     120,800           $950,879       35,333        125,667   $   563,561     $2,004,389

-----------

# Number of shares. The options exercised by Vincent Post and Mehdi Ghomeshi were for Class A Common Stock, and the options exercised by Alfred Camner were for Class B Common Stock. All exercisable and unexercisable options listed are for Class A Common Stock, except that, at fiscal year end, Alfred Camner held exercisable options for 480,200 shares of Class B Common Stock and 380,334 shares of Series B Preferred Stock, and unexercisable options for 195,697 shares of Class A Common Stock and 116,145 shares of Series B Preferred Stock on an unconverted basis. See "Annual Compensation- -Summary Compensation Table," Note (B), for information on the convertibility of the Class B Common Stock and the Series B Preferred Stock.

$ Dollar amounts. The fair market value of the Class B Common Stock is based on the September 30, 2002 market price of $15.95 of the Class A Common Stock, which is publicly traded. The fair market value of the Series B Preferred Stock is equal to 1.4959 times the market price of the Class B Common Stock.

Executive Employment Agreements

     The Company and BankUnited have employment agreements with Alfred Camner and Ramiro Ortiz, and change of control agreements with Janette Davis, Humberto Lopez and Vincent Post, Jr.

     The employment agreements establish the duties and compensation of Mr. Camner and Mr. Ortiz, and, together with the change of control agreements, are intended to ensure that the Company and BankUnited will be able to maintain stable and competent executive management. The continued success of the Company and BankUnited depend to a significant degree on the skills and competence of such executive management.

     Mr. Camner's employment agreements with the Company and BankUnited were amended and restated effective April 1, 2002, pursuant to the restructuring of his compensation. (See "Report on Executive Compensation.") The new agreement with the Company has a five-year term which is automatically extended by one additional day each day unless either party elects not to extend the agreement. The agreement with BankUnited has a three-year term which may be extended by BankUnited's Board.

     Under Mr. Camner's new employment agreements with the Company and BankUnited, he received no annual salary for the last 6 months of fiscal 2002 and will receive an aggregate annual salary of $375,000 for each of fiscal 2003, 2004 and 2005. Under the agreements, Mr. Camner received the opportunity to earn additional cash compensation on a quarterly basis for the third and fourth quarters of fiscal 2002, up to an aggregate of $300,000 to $500,000, only if pre-established performance goals were met. Mr. Camner will have the opportunity to earn additional cash compensation on a quarterly basis, up to an aggregate amount of $700,000 to $1 million for each of the fiscal years 2003 through 2005, only if pre-established performance goals are met. In addition, Mr. Camner may receive other cash or stock compensation in such amounts as determined by the Board of Directors from time to time. See "Report on Executive Compensation" for additional information on Mr. Camner's compensation. Mr. Camner is entitled to participate in and receive benefits under any and all employee benefit and compensations plans maintained by and covering similar executives of the Company and BankUnited. The new employment agreements also provide for the other commitments and conditions of the compensation restructuring described in the Report on Executive Compensation.

     Mr. Camner's new employment agreements provide for termination by the Company or BankUnited at any time for cause, as defined in the agreements. Mr. Camner will be entitled to receive severance benefits upon termination, unless termination occurs because of discharge for cause, death or disability, or, except in certain circumstances specified in the agreement, voluntary resignation. The severance payments and benefits to which Mr. Camner may become entitled include amounts and benefits which are earned and unpaid at the time of termination, and amounts and benefits which would be earned or paid for the remaining five-year term of the agreement, such as: earned and unpaid compensation and accrued benefits; continuation of insurance benefits for the remaining term of the agreement; lump sum payments for five years of salary, bonus and incentive compensation, except that this payment shall be for four years of salary, bonus and incentive compensation if the change in control occurs before October 23, 2005; and the pension benefits and employer defined plan contributions which would have been earned for the remaining term of the agreement. In addition, severance payments include continued provision to Mr. Camner, at the expense of the Company and BankUnited, of certain facilities and services comparable to that provided to Mr. Camner prior to termination.

     Payments to Mr. Camner under his employment agreement with BankUnited will be guaranteed by the Company in the event that payments or benefits are not paid by BankUnited. To the extent that payments under the Company's employment agreement and BankUnited's employment agreement are duplicative, payments due under the Company's employment agreement would be offset by amounts actually paid by BankUnited. The employment agreements also provide for the Company and BankUnited to indemnify Mr. Camner for reasonable costs incurred by him as a result of his good faith efforts to defend or enforce the agreements provided that he shall have substantially prevailed on the merits.

     Cash and benefits paid to Mr. Camner under the employment agreements together with payments under other benefit plans following a "change in control" of the Company or BankUnited may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and BankUnited. The Company's employment agreement includes a provision indemnifying Mr. Camner on an after-tax basis for any "golden parachute" excise taxes. Mr. Camner's employment agreement with the Company provides for the Company to pay him any severance and related payments, such as the "golden parachute" tax indemnification payments, that may not be paid to him by BankUnited due to applicable regulatory restrictions.

     The Company and BankUnited entered into employment agreements with Ramiro Ortiz upon his commencement as President and Chief Operating Officer in August 2002. The agreement with the Company will expire on September 30, 2007, unless sooner terminated, and the agreement with BankUnited will expire on September 30, 2003, but may be renewed by BankUnited's Board from year to year for up to four additional years.

     Under the agreements, Mr. Ortiz will receive an aggregate base annual salary of $400,000 subject to annual review and adjustment by the Board, and will not separately receive director's fees. Mr. Ortiz may also receive a performance-based annual bonus. Pursuant to Mr. Ortiz's agreement, the Company granted Mr. Ortiz a stock option to purchase 30,000 shares of the Company's Class A Common Stock. The stock option is subject to performance-based vesting over a period of five years. In addition, the agreement provides that Mr. Ortiz will receive, shortly after commencement of employment, a grant of restricted Class A Common Stock having a value of $400,000 on the date of grant, and will receive, in each of the five succeeding years, grants of restricted Class A Common Stock having a market value on each date of grant of $187,500. Each of the restricted stock grants will vest pro-rata over a five-year period from the date of grant. Mr. Ortiz is also entitled to receive the standard benefits available to executives under the Company's benefit plans, an automobile allowance, country club initiation fees, and an annuity to be purchased on his fifty-fifth birthday.

     Mr. Ortiz's employment agreements may be terminated at any time with or without cause. If termination occurs due to disability, death, termination without cause or a change in control, Mr. Ortiz will receive severance benefits that includes accrued and unpaid salary, bonus and benefits; amounts earned and vested under the Company's benefit plans; and, in the case of a change in control, a lump sum cash payment equal to the greater of two years' salary and bonus or the amount of salary that would be due from the date of the change in control to the end of the remaining contract term. Mr. Ortiz's employment agreements also contain a "gross-up" provision designed to make Mr. Ortiz whole for any withholding and excise taxes which may become payable in connection with termination payments, as well as confidentiality and non-compete commitments by Mr. Ortiz.

     The employment agreements between Mehdi Ghomeshi, the Company and BankUnited were terminated in November 2002 pursuant to Mr. Ghomeshi's resignation from all positions with the Company and its subsidiaries. Mr. Ghomeshi's unvested options have been accelerated for reasons of disability, such acceleration having an estimated value of $684,752 based upon the difference between the market price of the Company's Class A Common Stock and the exercise price of the options on the date of disability. Pursuant to the acceleration of his unvested stock options in accordance with the terms of the 1996 Plan, Mr. Ghomeshi may exercise all stock options granted to him by the Company within 60 days of his resignation, and the Company and Mr. Ghomeshi have agreed that he will sell his stock within the same period. He is subject to a one-year covenant not to compete, and the Company will pay the cost of his health insurance through COBRA for a period of one year.

     The change of control agreements with Ms. Davis, Mr. Lopez and Mr. Post do not affect BankUnited's employment rights or obligations with respect to the executive officers prior to a change in control. Each change of control agreement continues in effect until terminated by the parties or until the termination of the officer's employment. Under the change of control agreements, the executive officer would be entitled to severance pay and benefits if BankUnited terminated his employment for a reason other than disability or cause or if the executive officer terminated his employment for good reason during a period following a change in control of the Company or BankUnited. For each executive officer, except Mr. Lopez, the severance payment would be a lump sum payment consisting of one year's salary, bonus and other accrued compensation and benefits. The lump sum payment to Mr. Lopez would consist of two year's salary, bonus and other accrued compensation and benefits. Any payments made pursuant to the agreements, however, would be subject to the limitations set forth in Section 280G of the Internal Revenue Code of 1986, as amended.

Report on Executive Compensation

     The following report of the Compensation Committee and the Executive Committee of the Board of Directors regarding compensation of the Company's and BankUnited's executive officers, including the Chief Executive Officer, for the fiscal year ended September 30, 2002 is made pursuant to the rules of the Commission. The Company and/or BankUnited shall be referred to as the "Company," for the purposes of this report. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     General.

     The Compensation Committee, the Executive Committee and/or the Board of Directors determined the compensation of the Company's executive officers for fiscal 2002. The Compensation Committee determined and approved the salary, annual bonus and long-term compensation awards for the Chief Executive Officer, the Vice Chairman of the Board, the President and Chief Operating Officer and the former Executive Vice Chairman of the Board and recommended such compensation to the Board. The Board then ratified such recommendations. The Compensation Committee also set and evaluated performance goals for performance-based compensation granted to the Chief Executive Officer and the Chief Operating Officer. The Compensation Committee determined and approved the annual bonuses and long-term compensation awards, and the Executive Committee approved the salaries, for the other executive officers. The Company has adopted revised procedures effective for fiscal 2003 whereby the Compensation Committee will determine and approve the salaries, bonuses and other compensation for all executive officers.

     The Company's executive compensation policies are intended to provide continuing incentives for achieving annual and long-term goals and to reward superior corporate and individual performance. For fiscal 2002, compensation of the Company's executive officers consisted of salary, cash bonuses, restricted stock and stock options.

     The Chief Executive Officer ("CEO") and the other members of the Executive Committee reviewed and adjusted the salaries of executive officers already employed with the Company, and set salaries for new executive officers as hired. The Compensation Committee reviewed and set the salaries for the officers on the Executive Committee, subject to Board approval of the CEO's salary. The salary paid by the Company is intended to set a base level of income which takes into account the executive officer's responsibilities and qualifications, industry and regulatory standards, prior Company performance and the individual's contributions to that performance, and tenure with the Company.

In setting salaries, the Committees and the Board referred to and compared information on employment and compensation arrangements made by other financial institutions with their executive officers, and considered the guidelines provided by the Office of Thrift Supervision. The Committees and the Board considered the Company's overall performance in fiscal 2001, including, without limitation, the Company's income and earnings, control of expenses and development and expansion of its product lines, market areas, strategies and customer relationships. The Committees and the Board evaluated the contributions of each executive officer to those results and his or her performance in accomplishing individual goals. The Committees and the Board also considered the responsibilities and challenges which each executive officer would have during fiscal 2002, based upon the Company's business plan and goals for the year. Fiscal 2002 salary levels were adjusted and set based on these considerations, at levels which the Board and the Committees believed to be reasonable and appropriate.

     At the beginning of fiscal 2002, the Compensation Committee and the Board also paid cash bonuses and granted restricted stock and stock options to employees and executive officers for services rendered during fiscal 2001. At the beginning of fiscal 2003, the Company paid cash bonuses and granted restricted stock awards and stock options for services rendered in fiscal 2002. Except as described under "Chief Executive Officer's Fiscal 2002 Compensation," the amounts of these bonuses, restricted stock awards and options were based upon recommendations from members of the Executive Committee following review of the Company's and individual performance for the fiscal year, and were further reviewed and approved by the Compensation Committee. Both the Company's and individual performance were evaluated in consideration of the goals and targets identified at the beginning of the fiscal year.

     The bonus and annual incentive award opportunities for each management and non-management position other than the Chief Executive Officer for fiscal 2002 were established based on Company and individual goals. Award amounts were developed based on the Company's strategic plan and priorities established by executive management and the Company's Board of Directors. The calculation of actual awards to individuals was based on criteria tied to specific organizational, departmental or individual performance goals and objectives. Annual incentive amounts were tied to an overall assessment of individual performance, with some adjustment based on individual/departmental or bank-wide performance for certain managers.

     In general, target goals are set for the Company, and each executive officer and senior manager aligns his or her business goals with corporate objectives. Actual awards are granted when the target goals are reviewed against actual results after the end of the fiscal year, and are based upon that review. The Committees identified a number of performance measures to be used either individually or in combination, and the factors used to evaluate the Company's and individual performance in fiscal 2002 included, on a Company-wide basis, consolidated net income and earnings per share, and, on a divisional, departmental and/or individual basis, non-interest revenue/income, net non-interest expense control, deposit growth, loan production, customer satisfaction, customer retention, sales and referral revenue, and earnings per share.

     Although granted in connection with the previous year's performance, stock options and awards of restricted stock are intended to provide long-term incentives for continued service to the Company and motivation to achieve performance results that benefit both the Company and its stockholders. In keeping with this intention, in fiscal 2002 the Compensation Committee extended the standard vesting term for stock options and restricted stock awards from five to six years. The Compensation Committee also granted stock options during fiscal 2002 to attract experienced and high quality executive and other officers and to relate such officers' compensation to the interests of the Company's stockholders. An award of restricted stock was also made to the Company's new Chief Operating Officer pursuant to the terms of his Employment Agreement (see discussion under "Executive Employment Agreement"). Stock options and restricted stock awards granted as incentives to new hires during fiscal 2002 vest pro-rata over a period of three to six years.

     Except in certain circumstances, such as a change in control of the Company, awards of stock options and shares of restricted stock subject to vesting are forfeited as to the portion remaining unvested at the date of termination if the officer or employee leaves the Company prior to completion of the vesting schedule. The Board believes that these vesting schedules encourage executive officers to make long-term commitments to the Company. In the event of a change in control, stock options and restricted stock awards granted under the Company's 2002 Stock Award and Incentive Plan will immediately vest and, in the case of stock options, become immediately exercisable, for the Chief

Executive Officer, Chief Operating Officer and Chief Financial Officer, due to their particular vulnerability to termination. Such awards will vest and become exercisable for all other employees in the event that any successor company does not assume the options or the employee is involuntarily terminated within twenty-four (24) months following the effective date of the change in control.

     Chief Executive Officer's Fiscal 2002 Compensation.

     As with all of the Company's executive officers, the compensation for Mr. Camner generally consists of base salary, cash bonuses, restricted stock awards and stock option grants; however, no stock options were granted to the Chief Executive Officer for services rendered in fiscal 2002. The Compensation Committee determined and approved the Chief Executive Officer's salary, cash bonuses, and restricted stock awards and recommended such compensation to the Board, and the Board then ratified these recommendations. The Compensation Committee set and evaluated all performance goals for performance-based compensation granted to the Chief Executive Officer.

     For fiscal 2002, the Compensation Committee and the Board considered similar factors to those considered for other executive officers in setting Mr. Camner's salary. In March 2002, Mr. Camner's cash compensation was restructured in furtherance of the Company's continued efforts to lessen the possibility that any portion of the compensation paid to the Company's most highly paid employees might not be deductible as an expense for federal income tax purposes (see discussion below). In connection with this compensation restructuring, Mr. Camner agreed to forego receipt of one-half of his previously determined salary in fiscal 2002, and to forego $300,000 of his previously determined salary for each of the fiscal years 2003 through 2005, and accepted instead the opportunity to receive incentive cash compensation pursuant to the Company's 2002 Plan that would be earned and paid only if pre-established performance goals were satisfied over a specified performance period. Mr. Camner also relinquished 10,667 unvested shares of restricted Class A Common Stock and 19,853 unvested shares of restricted Series B Preferred Stock that had previously been granted to him, and received instead 65,000 shares of restricted Series B Preferred Stock pursuant to the 2002 Plan that will be earned only if the pre-established performance goals are satisfied and will vest over a period of four to five years from the date earned. Mr. Camner further agreed not to exercise any stock options that are not otherwise due to expire prior to the end of the 2005 fiscal year to the extent an exercise would result in nondeductible compensation to the Company for federal tax purposes, and to exercise any stock options that would otherwise expire during the period through the end of the 2005 fiscal year using a method for stock option exercise that defers receipt of any profit shares resulting from the exercise. In addition, Mr. Camner agreed to defer receipt of his fiscal 2001 bonus, which has been invested in Series B Preferred Stock and is held by the Company in a rabbi trust, until the end of the 2005 fiscal year. He also accepted an award pursuant to the 2002 Plan of 69,118 shares of Series B Preferred Stock and relinquished 103,394 shares of Class A Common Stock, accepted and exercised an award pursuant to the 2002 Plan of the right to purchase at fair market value Series B Preferred Stock for $472,000, and agreed to amend a restricted stock agreement to make it relate to Series B Preferred Stock. As a result of this restructuring, Mr. Camner received a salary of $337,500 for fiscal 2002, and was awarded quarterly performance-based cash compensation of $250,000 for each of the third and fourth quarters of fiscal 2002. In order for Mr. Camner to earn such quarterly cash compensation for the third and fourth quarters of fiscal 2002, the Company had to achieve two of four specific performance levels set by the Compensation Committee. The levels set by the Committee were based on the goals for fiscal 2002 that had been publicly announced at the beginning of the fiscal year. The goals set for each quarter were exceeded in all four categories.

     At the beginning of fiscal 2002, Mr. Camner was granted cash bonuses and restricted stock and stock options for services rendered in fiscal 2001, based upon the achievement of goals for Company performance, and specified award levels that were established in December 2000. In December 2001, the Compensation Committee set specific performance goals for earnings per share that would have to be achieved in order for Mr. Camner to earn a bonus under the 2002 Plan. Each specified goal corresponded to a bonus amount. Based upon these goals, Mr. Camner earned a cash bonus of $778,800 for fiscal 2002. He did not receive stock options for fiscal 2002, but in the first quarter of fiscal 2003 was granted a long-term, performance-based incentive award of 150,000 shares of restricted Series B Preferred Stock which may be earned over the next two years only if pre-established performance goals are achieved, and once earned, are subject to vesting pro-rata over a period of twelve years.

     The Internal Revenue Code of 1986, as amended, limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its four other highest paid executives for amounts greater than $1 million, unless certain conditions are met. Certain performance-based compensation is not subject to the limitation on deductibility. The amount of Mr. Camner's compensation for federal tax purposes that exceeded the limit for fiscal 2002 was approximately $60,000. The Company does not anticipate that the limit will be exceeded next year due to the restructuring of Mr. Camner's compensation as described above, however, the Board and the Committee reserve the right to use reasonable independent judgment, on a case by case basis, to make nondeductible awards to reward officers and employees for excellent service or to recruit new employees while taking into consideration the financial effects such action may have on the Company.

EXECUTIVE COMMITTEE:                          COMPENSATION COMMITTEE:
         Lawrence H. Blum                              Allen M. Bernkrant
         Alfred R. Camner                              Hardy C. Katz
         Neil H. Messinger, M.D.                       Neil H. Messinger, M.D.

Report of the Audit Committee

     The following report of the Audit Committee (for the purposes of this report, the "Committee") is made pursuant to the rules of the Commission. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee provides oversight of these financial reporting processes at the Board of Directors level, based on the information that it receives. The Committee's responsibility is to monitor and review these processes, but that responsibility does not include conducting auditing or accounting reviews or procedures. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as it may be modified or supplemented, and has discussed with the independent auditor the independent auditor's independence.

     Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-K for the last fiscal year, for filing with the Securities and Exchange Commission.

     The members of the Committee note, however, that they are not employees of the Company, and may not represent themselves to be or serve as auditors or auditors by profession or experts in the fields of accounting or auditing. The Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity in accordance with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements. The Committee's oversight does not provide an independent basis for determining that management has maintained appropriate accounting and financial reporting principles or policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee's review does not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

                                             AUDIT COMMITTEE
                                                      Allen M. Bernkrant
                                                      Neil H. Messinger, M.D.
                                                      Hardy C. Katz

Audit Fees

         The following table sets forth the aggregate fees billed to the Company and its subsidiaries by PricewaterhouseCoopers LLP, the Company's independent auditors, for the fiscal year ended September 30, 2002:

                  Audit fees                                   $207,375
                  Financial information systems design
                   and implementation fees                     $      0
                  All other fees (1)                           $338,127
                                                               --------
                                                               $545,502

(1) All other fees include approximately $201,380 for federal and state tax related services, as well as approximately $121,500 for accounting and auditing services, including services in connection with the audit of the Company's 401(k) Profit Sharing Plan, consents and comfort letter procedures and reports to regulatory agencies.

     The Audit Committee has considered whether the provision of the services included in the caption "All other fees" above is compatible with maintaining the independent auditors' independence.

Compensation Committee Interlocks and Insider Participation

     As described above under "Election of Directors--Meetings and Committees of the Board of Directors," the members of the Compensation Committee during fiscal 2002 were Allen M. Bernkrant, Neil H. Messinger, M.D., and, since March 2002, Hardy C. Katz. None of these directors is or has been an officer or employee of the Company or any of its subsidiaries. Radiological Associates, Professional Association, of which Dr. Messinger is the Chairman, has established a line of credit for up to $1.25 million with BankUnited in the ordinary course of business. This credit is subject to the restrictions described below.

Certain Relationships and Related Transactions

     From time to time, BankUnited, as an insured depository institution as defined under Section 3 of the Federal Deposit Insurance Act, makes loans in the ordinary course of its business as a financial institution to directors, officers and employees of the Company and BankUnited, as well as to members of their immediate families and affiliates, to the extent consistent with applicable laws and regulations. All of such loans are and have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve more than the normal risk of collectibility or present other unfavorable features, and are subject to restrictions on lending to insiders under Section 22(h) of the Federal Reserve Act.

     During the 2002 fiscal year, the Company and BankUnited retained the law firm of Camner, Lipsitz and Poller, Professional Association, as general counsel. Alfred R. Camner, Chief Executive Officer and Chairman of the Board of the Company and BankUnited, is the Senior Managing Director of Camner, Lipsitz and Poller. Marc Lipsitz, who served during fiscal 2002 as Corporate Secretary and a member of the Board of the Company, is the Managing Director of Camner, Lipsitz and Poller. During the 2002 fiscal year, the Company paid Camner, Lipsitz and Poller approximately $2.3 million in legal fees allocable to mortgage loan closings, foreclosures, litigation, corporate and other matters. A substantial portion of the fees allocable to mortgage loan closings are reimbursed by borrowers.

     During the 2002 fiscal year, Head-Beckham AmerInsurance Agency, Inc. ("Head-Beckham") received approximately $74,534 in commissions on premiums paid for the Company's and BankUnited's directors' and officers' liability, banker's blanket bond, commercial multi-peril and workers' compensation insurance policies. Marc Jacobson, a director of the Company and BankUnited, is a senior vice president and member of the Board of Directors of Head-Beckham. American Central Insurance Agency ("American Central"), of which Mr. Jacobson's wife is the president and owner, received approximately $111,400 in commissions on premiums paid for health and dental insurance policies obtained by the Company and BankUnited through that agency. The Company believes that the commissions and premiums paid on policies obtained through Head-Beckham and American Central are comparable to those that would be paid for policies obtained through unaffiliated agencies.

     In 1997 BankUnited entered into a lease for property located in the West Miami Airport area, on which it opened a branch office. The property is owned by a partnership owned 25% by Alfred Camner. In fiscal 2002, BankUnited exercised an option under the lease to extend its term through June 30, 2012. Under the new terms of the lease, the minimum annual rent for the property is $119,592, which is a reduction of $.50 per square foot from the previous rent, subject to increase in February 2003. The lease may be renewed for an additional three-year term, and the Company believes that its terms reflect market rates comparable to those prevailing in the area for similar transactions involving non-affiliated parties at the time that the lease was made.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total stockholder return on the Company's Class A Common Stock with the Nasdaq Stock Market Index and the selected peer group (the "Peer Group"). The Peer Group includes the following financial institutions: BankAtlantic Bancorp, Inc., Federal Trust Corporation, FFLC Bancorp, Inc., Fidelity Bankshares, Inc., Harbor Florida Bancshares, Inc., Pointe Financial Corporation, Seacoast Banking Corporation, Republic Bankshares and Florida First Bancorp, Inc. The Peer Group was chosen because it consists of publicly-held financial institutions located in Florida.

     This graph assumes that $100 was invested on September 30, 1997 in the Company's Class A Common Stock and in the other indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                                                   Cumulative Total Return
                                    ----------------------------------------------
                                     9/97    9/98    9/99    9/00    9/01    9/02
                                    ------  ------  ------  ------  ------  ------
BANKUNITED FINANCIAL CORPORATION    100.00   83.81   60.48   56.19  111.77  121.52
NASDAQ STOCK MARKET (U.S.)          100.00  101.58  165.95  220.33   90.05   70.90
PEER GROUP                          100.00   64.15   60.11   57.42   88.85  103.79

     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of December 20, 2002 (except where a different date is indicated) concerning (i) each director of the Company; (ii) each of the named executive officers; (iii) all directors and executive officers of the Company and BankUnited as a group; and (iv) each other person known to management of the Company to be the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, of more than 5% of the outstanding shares of any class of the Company's voting securities, according to filings by such persons with the Securities and Exchange Commission. The table includes only those options which may be exercised within 60 days and, therefore, does not include certain options granted to executive officers, which generally become exercisable over a period of up to six years. The address of each director and named executive officer listed in the table is 255 Alhambra Circle, Coral Gables, Florida 33134, unless otherwise indicated.

                                 Amount                            Amount                        Amount
                               and Nature                        And Nature                    And Nature
                             of Beneficial                     of Beneficial    Percent of    of Beneficial    Percent of
                               Ownership       Percent of        Ownership       Class B        Ownership        Class A
                              Of Series B       Series B        of Class B       Common       of Class A        Common
                               Preferred     Preferred Stock      Common          Stock          Common           Stock
   Name and Address            Stock (1)       Outstanding        Stock(1)     Outstanding      Stock(1)       Outstanding
-----------------------      -------------   ---------------   -------------   -----------    -------------    -----------
Directors and Named
 Executive Officers:

Allen M. Bernkrant                  23,560             3.3%          37,860          6.4%          136,318              *
                                                                                                    (2)(3)

Lawrence H. Blum                    23,560             3.3%          65,856         11.1%          297,351           1.2%
                                                                                                 (2)(3)(7)

Alfred R. Camner                 1,013,046            90.1%       2,441,926         97.2%        2,568,954           9.4%
                                 (4)(5)(7)                     (4)(5)(6)(7)                (2)(4)(5)(6)(7)

Janette L. Davis                       - -              - -             - -           - -           48,717              *
                                                                                                    (2)(7)

Marc D. Jacobson                    10,000             1.4%          44,040          7.7%          171,148              *
                                                                                                    (2)(3)

Hardy C. Katz                          - -              - -             - -           - -            9,700              *
                                                                                                       (2)

Humberto L. Lopez                      - -              - -             - -           - -           42,283              *
                                                                                                    (2)(7)

Neil H. Messinger, M.D.                - -              - -             - -           - -           46,225              *
                                                                                                    (2)(3)

Ramiro A. Ortiz                        - -              - -             - -           - -           22,759              *
                                                                                                       (7)

Edward L. Pinckney                     - -              - -             - -           - -            4,000              *
                                                                                                       (2)

Vincent F. Post, Jr.                   - -              - -             - -           - -           26,295              *
                                                                                                    (2)(7)

Mehdi Ghomeshi                         - -              - -             - -           - -          195,118              *
                                                                                                    (2)(8)

All Current Directors and        1,070,166            95.2%       2,589,683         99.7%        3,430,382          12.3%
Executive Officers of the        (4)(5)(7)                     (4)(5)(6)(7)                (2)(3)(4)(5)(6)(7)
Company and BankUnited
as a group (13 persons)

                                                          (Footnotes following.)

                                      Amount                            Amount                        Amount
                                    and Nature                        And Nature                    And Nature
                                  of Beneficial                     of Beneficial    Percent of    of Beneficial    Percent of
                                    Ownership       Percent of        Ownership       Class B        Ownership        Class A
                                   Of Series B       Series B        of Class B       Common       of Class A        Common
                                    Preferred     Preferred Stock      Common          Stock          Common           Stock
   Name and Address                 Stock (1)       Outstanding        Stock(1)     Outstanding      Stock(1)       Outstanding
-----------------------           -------------   ---------------   -------------   -----------    -------------    -----------

Other 5% Owners:

Earline G. Ford                            - -              - -         338,100         37.7%          407,397           1.6%
255 Alhambra Circle                                                         (9)                            (9)
Coral Gables, Florida 33134

Charles B. Stuzin                       23,560             3.3%          35,243          5.9%          139,616              *
220 Alhambra Circle, Suite 700                                                                             (3)
Coral Gables, Florida 33134

Dimensional Fund Advisors, Inc.            - -              - -             - -           - -        1,447,207           5.9%
1299 Ocean Avenue, 11th Floor                                                                             (10)
Santa Monica, CA 90401

Westport Asset Management, Inc.            - -              - -             - -           - -        2,047,400           8.3%
Westport Advisers LLC                                                                                     (11)
253 Riverside Avenue
Westport, CT 06880

--------------
*     Less than 1%

(1) The nature of the reported beneficial ownership is unshared voting and investment power unless otherwise indicated in the footnotes to this table. Beneficial ownership reported for each class shown includes shares issuable upon conversion of shares of other classes of stock, shares which may be acquired upon the exercise of options exercisable within 60 days, and shares owned jointly or indirectly with or through a family member, trust, corporation, partnership or other legal organization. Each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock, and each share of Class B Common is Stock convertible into one share of Class A Common Stock. Beneficial ownership is not indicative of voting power. Each share of Series B Preferred Stock has two and one-half votes, each share of Class B Common Stock has one vote and each share of Class A Common Stock has one-tenth vote.

(2) Includes shares of Class A Common Stock which may be acquired by the following persons, in the amounts indicated, through the exercise of options exercisable within 60 days: Allen Bernkrant, 52,278; Lawrence Blum, 104,076; Alfred Camner, 105,693; Janette Davis, 41,533; Marc Jacobson, 40,668; Hardy Katz, 8,200; Humberto Lopez, 34,533; Neil Messinger, 35,107; Edward Pinckney 4,000; Vincent Post, 19,000; Mehdi Ghomeshi, 161,000; and current directors and executive officers as a group, 513,755.

(3) Includes, for each of the following persons, shares that are jointly or indirectly owned with others in approximately the amounts indicated: Allen Bernkrant, 33,159; Lawrence Blum, 85,301; Marc Jacobson, 12,582; Neil Messinger, 3,286; and Charles Stuzin, 6,373.

(4) Includes 400,229 shares of Series B Preferred Stock (convertible into 598,702 shares of Class B Common Stock, that are convertible into the same number of shares of Class A Common Stock) which may be acquired by Alfred Camner through the exercise of options exercisable within 60 days.

(5) Series B Preferred Stock includes 8,971 shares (convertible into 13,419 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock) of which the stockholder has indirect beneficial ownership and 26,721 shares (convertible into 39,971 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock) that are held in an irrevocable grantor's trust established by the Company of which Mr. Camner is the sole beneficiary; and Class B Common Stock includes 155,082 shares (convertible into 155,082 shares of Class A Common Stock) of which the stockholder has indirect beneficial ownership and 23,260 shares (convertible into 23,260 shares of Class A Common Stock) that are held in the irrevocable grantor's trust referenced above. Class B Common Stock does not include

     338,100 shares subject to options held by Mrs. Earline Ford, which Mr. Camner has a right of first refusal to purchase if Mrs. Earline Ford decides to exercise the options and sell the underlying shares.

(6) Includes 436,500 shares of Class B Common Stock (convertible into 436,500 shares of Class A Common Stock) which may be acquired through the exercise of options exercisable within 60 days.

(7) Includes, for each of the following persons, restricted stock grants of Class A Common Stock, in the amounts indicated, which were made in October 2002, during the 2003 fiscal year: Lawrence Blum, 2,000; Janette Davis, 2,100; Humberto Lopez, 4,300; Vincent Post, 2,200; and Ramiro Ortiz, 300. A grant of 150,000 shares of long-term, performance-based restricted Series B Preferred Stock was also made to Alfred Camner in fiscal 2003. Except for those granted to Alfred Camner, the shares vest and become unrestricted over a period of six years from the date of grant. The shares granted to Alfred Camner will be earned only if specified performance goals are met over a two-year period and, once earned, are subject to vesting pro-rata over a period of 12 years, and no dividends will be paid or accrued on such shares unless and until they are earned.

(8) As of November 25, 2002. Pursuant to his resignation, Mr. Ghomeshi may exercise all of his stock options, and the Company and Mr. Ghomeshi have agreed that he will sell his stock within 60 days from his resignation on November 25, 2002.

(9) Includes options to purchase 338,100 shares of Class B Common Stock (convertible into 338,100 shares of Class A Common Stock), 41,584 shares of Class A Common Stock and options to purchase 27,713 shares of Class A Common Stock. Earline Ford has granted Alfred Camner a proxy to vote any and all shares of Class B Common Stock which she may own in the future and a right of first refusal to purchase shares of Class B Common Stock acquired upon the exercise of options, if she desires to sell the shares.

(10) As of September 30, 2002, based on information received from the holder. Dimensional Fund Advisors Inc., ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including a commingled group trust. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,447,270 shares of Class A Common Stock as of September 30, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(11) Based on information received from the stockholder as of December 1, 2002. The holder disclaims beneficial ownership of these shares.

                                  MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended September 30, 2002, its executive officers, directors and holders of more than 10% of the Company's Class A Common Stock complied with all applicable Section 16(a) filing requirements.

Independent Auditors

     The Audit Committee recommended and the Board of Directors approved the selection of the accounting firm of PricewaterhouseCoopers LLP to audit the Company's financial statements for the 2003 fiscal year. PricewaterhouseCoopers LLP audited the Company's financial statements for the 2002 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be in writing and be received by the Secretary of the Company at its executive offices, 255 Alhambra Circle, Coral Gables, Florida 33134, no later than September 3, 2003 for inclusion in the Company's proxy statement relating to such meeting, subject to applicable rules and regulations.

     For any proposal that is not intended for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Commission rules permit the proxy holders to vote proxies in their discretion if the Company does not receive notice of the proposal prior to the close of business on November 15, 2003. Notices of intention to present proposals at the 2003 annual meeting should be addressed to the Company's Secretary, 255 Alhambra Circle, Coral Gables, Florida 33134.

                                             By Order of the Board of Directors

                                             ALFRED R. CAMNER

                                             Chairman of the Board and
                                             Chief Executive Officer

December 30, 2002

--------------------------------------------------------------------------------
                        BANKUNITED FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the "Company") to be held on January 29, 2003 at 11:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class A Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                         (To be signed on Reverse Side)              SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
:    Please mark your votes as in this example.

1.   Proposal One - Election of Directors.

        Nominee:       Class I                       For      Withheld
                       -------
                       Marc D. Jacobson              [_]        [_]
                       Hardy C. Katz                 [_]        [_]
                       Ramiro A. Ortiz               [_]        [_]

        Nominee:       Class II                      For      Withheld
                       --------
                       Edward L. Pinckney            [_]        [_]


Proposal One will be voted on with the
Class B Common Stock and the Noncumulative
Convertible Preferred Stock, Series B.



                                        Please mark, sign, date and return this
                                        Proxy card promptly, using the enclosed
                                        envelope.


                                        This Proxy is revocable and when
                                        properly executed will be voted in the
                                        manner directed by the undersigned
                                        stockholder, UNLESS CONTRARY DIRECTION
                                        IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
                                        THE PROPOSALS.

Signature             Date         Signature                    Date
         ------------     --------          -------------------     ------------
                                         Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

--------------------------------------------------------------------------------
                        BANKUNITED FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the "Company") to be held on January 29, 2003 at 11:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                         (To be signed on Reverse Side)              SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------

:    Please mark your votes as in this example.

1.   Proposal One - Election of Directors.

        Nominee:       Class I                       For      Withheld
                       -------
                       Marc D. Jacobson              [_]        [_]
                       Hardy C. Katz                 [_]        [_]
                       Ramiro A. Ortiz               [_]        [_]

        Nominee:       Class II                      For      Withheld
                       --------
                       Edward L. Pinckney            [_]        [_]


Proposal One will be voted on with the
Class A Common Stock and the Noncumulative
Convertible Preferred Stock, Series B.


                                        Please mark, sign, date and return this
                                        Proxy card promptly, using the enclosed
                                        envelope.


                                        This Proxy is revocable and when
                                        properly executed will be voted in the
                                        manner directed by the undersigned
                                        stockholder, UNLESS CONTRARY DIRECTION
                                        IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
                                        THE PROPOSALS.

Signature             Date         Signature                    Date
         ------------     --------          -------------------     ------------
                                         Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

--------------------------------------------------------------------------------
                        BANKUNITED FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the "Company") to be held on January 29, 2003 at 11:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Noncumulative Convertible Preferred Stock, Series B of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                         (To be signed on Reverse Side)              SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
:    Please mark your votes as in this example.

1.   Proposal One - Election of Directors.

        Nominee:       Class I                       For      Withheld
                       -------
                       Marc D. Jacobson              [_]        [_]
                       Hardy C. Katz                 [_]        [_]
                       Ramiro A. Ortiz               [_]        [_]

        Nominee:       Class II                      For      Withheld
                       --------
                       Edward L. Pinckney            [_]        [_]


Proposal One will be voted on with the
Class A Common Stock and the Class B
Common Stock.


                                        Please mark, sign, date and return this
                                        Proxy card promptly, using the enclosed
                                        envelope.

                                        This Proxy is revocable and when
                                        properly executed will be voted in the
                                        manner directed by the undersigned
                                        stockholder, UNLESS CONTRARY DIRECTION
                                        IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
                                        THE PROPOSALS.


Signature             Date         Signature                    Date
         ------------     --------          -------------------     ------------
                                         Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.